SCHEDULE 14C INFORMATION
(Rule 14c-101)
Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934
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POPE RESOURCES, A DELAWARE LIMITED PARTNERSHIP

(Name of Registrant as Specified in its Charter)
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PRELIMINARY COPY
NOTICE OF ACTION TO BE TAKEN BY SECURITY HOLDERS
AS OF        ●       , 2005
POPE RESOURCES, A DELAWARE LIMITED PARTNERSHIP
19245 Tenth Avenue NE
POULSBO, WASHINGTON 98370
DATE FIRST MAILED TO SECURITY HOLDERS:        ●       , 2005
WE ARE NOT ASKING YOU FOR A PROXY
AND WE ASK THAT YOU DO NOT SEND US A PROXY
Dear Limited Partner:
      This Information Statement is being mailed or otherwise furnished to the limited partners of Pope Resources, A Delaware Limited Partnership (“we,” “us,” “our” or the “Partnership”) in connection with the plans of Pope MGP, Inc., the Partnership’s general partner, to take certain actions by written consent as permitted by the Delaware Revised Limited Partnership Act and by our Agreement of Limited Partnership, as amended (the “Partnership Agreement”), without a meeting of the limited partners. The actions to be taken are the approval of the Pope Resources 2005 Unit Incentive Plan (the “New Plan”) and the termination of the Pope Resources 1997 Unit Option Plan (the “1997 Plan”). We refer collectively in this Information Statement to the approval of these matters as the “Consent Resolutions.” The Consent Resolutions will become effective at our headquarters, located at 19245 Tenth Avenue NE, Poulsbo, Washington, on        ●       , 2005.
      There will not be a meeting prior to or in connection with the adoption of the Consent Resolutions, because MGP has the right, pursuant to the Partnership Agreement, to approve the New Plan and to terminate the 1997 Plan without a vote of our Limited Partners, and because MGP intends to vote in favor of the approval of each of these matters, approval of the Consent Resolutions is assured.
      The accompanying Information Statement is being furnished for informational purposes only, and your proxy or consent is not solicited by this Information Statement or otherwise. Please review the Information Statement included with this notice for a more complete description of the New Plan, a comparison of the terms of the New Plan to those of the 1997 Plan, and related matters.
      The close of business on        ●       , 2005 has been fixed as the record date for the determination of limited partners entitled to notice of the Consent Resolutions.

BY ORDER OF THE BOARD OF DIRECTORS OF POPE MGP, INC., OUR MANAGING GENERAL PARTNER,

David L. Nunes
President and Chief Executive Officer
Poulsbo, Washington
       ●       , 2005

INFORMATION STATEMENT
FOR POPE RESOURCES, A DELAWARE LIMITED PARTNERSHIP
19245 Tenth Avenue NE
POULSBO, WASHINGTON 98370

SUMMARY OF EQUITY INCENTIVE PLANS
QUESTIONS AND ANSWERS ABOUT THIS INFORMATION STATEMENT
EXPLANATION OF THE TERMS OF THE NEW PLAN
APPROVAL OF CONSENT RESOLUTIONS
APPROVAL OF THE 2005 UNIT INCENTIVE PLAN
DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT
EXECUTIVE COMPENSATION
UNIT PERFORMANCE GRAPH
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
WHERE YOU CAN FIND MORE INFORMATION

INFORMATION STATEMENT
FOR POPE RESOURCES, A DELAWARE LIMITED PARTNERSHIP
19245 Tenth Avenue NE
Poulsbo, Washington 98370
      This Information Statement is being mailed or otherwise furnished to the limited partners of Pope Resources, A Delaware Limited Partnership (“we,” “us,” “our” or the “Partnership”) in connection with the approval of certain matters by its managing general partner, Pope MGP, Inc. (“MGP”) as described below.
WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.
      The matters to be adopted by the Consent Resolutions are the establishment of the Pope Resources 2005 Unit Incentive Plan (the “New Plan”) and the termination of future awards under the Pope Resources 1997 Unit Option Plan (the “1997 Plan”), with options outstanding under the 1997 Plan as of the date of the Consent Resolutions to remain outstanding until exercised or terminated in accordance with their terms. These actions will be taken by our managing general partner, Pope MGP, Inc. (“MGP”), without a meeting because under the Partnership Agreement and the Delaware Revised Limited Partnership Act, MGP has the ability to cause the approval of the New Plan and the termination of the 1997 Plan without a meeting of or a vote by the Limited Partners. Because MGP has indicated that it intends to approve the adoption of the New Plan and the termination of the 1997 Plan, the approval of these proposals is assured.
SUMMARY OF EQUITY INCENTIVE PLANS
      MGP has decided to adopt the 2005 Unit Incentive Plan as a replacement for our existing equity based compensation plan, the 1997 Plan. We adopted the 1997 Plan in March 1997 in order to provide for equity based incentives that would more closely align the Partnership’s executive compensation structure with the interests of our security holders. A change in accounting principles that will become effective on January 1, 2006, will require us to recognize a compensation expense for the value of unit options outstanding under the 1997 Plan from time to time after January 1, 2006, and the uncertainty surrounding the valuation of such options and the potential for undesirable and uncontrollable effects upon our earnings suggested to our management and to MGP that we seek a plan that preserves the incentives for executives while mitigating the undesirable earnings impacts of option plans. The 1997 Plan will be terminated immediately after the adoption of the New Plan, but options granted under the 1997 Plan will remain outstanding until exercised or terminated in accordance with their terms. The number of units available for award under the New Plan is equal to the number of units originally made available under the 1997 Plan, which was 1,500,000, less units issued or issuable under the 1997 Plan.
      The following table presents certain comparative information about the New Plan as compared to the 1997 Plan. This comparison is not complete, and you should read this entire Information Statement for important information about the plans, their respective terms, and certain other related matters.

Terms	New Plan	1997 Plan

Type of Securities to be Issued	Unit Grants; Unit Purchase Options; Unit Appreciation Rights	Unit Purchase Options

Number of Securities to be Issued	Up to units, which represents the maximum number of units that may be subject at any one time to unit grants, unit options or unit appreciation rights. This number represents the number	Up to 1,500,000 units, of which options to purchase units were outstanding as of *, 2005. Of the options outstanding as of *, 2005, options to purchase units were then

Terms	New Plan	1997 Plan

	of units available under the 1997 Plan as of the date of the Consent Resolutions, reduced by the number of units then outstanding or issuable under the 1997 Plan. In addition, upon the expiration of options under the 1997 Plan, the units subject to such options are reserved for issuance under the New Plan.	vested, and units were issued under the plan through the exercise of vested options.

Rights of Security Holders at Date of Grant	• Unit Grants: Ownership of limited partnership units, subject to forfeiture wholly or in part if applicable requirements for vesting are not met. The existence and terms of vesting and forfeiture provisions in unit grants are reserved to the discretion of the HR Committee.	Option to purchase limited partnership units at a price determined based upon fair market value as of the date of grant.
• Unit Purchase Options: Option to purchase units at a price determined based upon fair market value as of the date of grant.
• Unit Appreciation Rights: Right to participate on certain terms and conditions in the positive value created by increases, if any, in the value of our limited partnership units measured over a predetermined period.

Vesting Schedule	Variable at the discretion of the HR Committee.	Vest ratably at the end of each of the first four years of the term of the option unless otherwise determined by the HR Committee.

Expiration	• Unit Grants: None. To the extent an award is vested, the holder is the record and beneficial owner of the restricted units granted unless he or she transfers the units.	Generally ten years after the date of grant, although the HR Committee has the discretion to vary this term.
• Unit Options: Generally ten years after the date of grant, although the HR Committee has the discretion to vary this term.

Terms	New Plan	1997 Plan

• Unit Appreciation Rights: The term of unit appreciation rights will be determined by the HR Committee as of the date of the award.

Accounting Treatment by Partnership	• Unit Grants: The Partnership will calculate compensation expense as of the date of the grant in an amount equal to the fair value of the units granted. That compensation expense will then be recognized by the Partnership over the requisite service period.

• Unit Options: The Partnership will recognize a compensation expense over the requisite service period. The amount of this expense will be based on an estimate of the fair value of the outstanding options at the date of the grant, and this estimate will be based upon a variety of factors, including the price of the units at the grant date, the estimated life of the option, the volatility of the price of the units during a predetermined period prior to the valuation date, and various other factors.

	• Unit Appreciation Rights: The Partnership calculates compensation expense each reporting period based upon the value of the right granted and the portion of the right vesting during the period.	The Partnership will recognize compensation expense over the requisite service period. The amount of this expense will be based on an estimate of the fair value of the outstanding options at the date of the grant, and this estimate will be based upon a variety of factors including the price of the units at the grant date, the estimated life of the option, the volatility of the price of the units during a predetermined period prior to the valuation date, and various other factors.

Tax Consequences to Holders	• Unit Grants: The recipient of a unit grant will have taxable income at the time of the grant, in an amount equal to the fair market value of the unit. To the extent the granted units are restricted and subject to forfeiture prior to the recipient completing a stated period of employment or otherwise, the tax	• Unit Options: The grant of a unit option does not trigger taxable income to the recipient. However, upon exercise of the option, the optionee will have taxable income equal to the fair market value of the unit, measured as of the time of exercise, less the exercise price paid by the optionee.

Terms	New Plan	1997 Plan

recognition is delayed until the risk of forfeiture lapses. Upon the lapse of the risk of forfeiture, the fair market value of the newly vested unit (measured as of the vesting date) is included in the recipient’s taxable income. As discussed more fully below, recipients may choose to file a special election with the IRS, accelerating the tax on the granted units to the time of grant, even if still unvested.
• Unit Options: The grant of a unit option does not trigger taxable income to the recipient. However, upon exercise of the option, the optionee will have taxable income equal to the fair market value of the unit, measured as of the time of exercise, less the exercise price paid by the optionee.
• Unit Appreciation Rights: The grant of a unit appreciation right does not trigger taxable income to the recipient. Upon the surrender of a unit appreciation right, the recipient will have taxable income equal to the fair market value of the units or cash delivered as settlement for the reward.

Tax Consequences to Partnership	The Partnership is entitled to a deduction at the same time, and in the same amount, that the recipient of a unit grant, unit option or unit appreciation right recognizes taxable income.	The Partnership is entitled to a deduction at the same time, and in the same amount, that the recipient of a unit option grant recognizes taxable income.

QUESTIONS AND ANSWERS ABOUT THIS INFORMATION STATEMENT

Q:	Why am I receiving this Information Statement?

A:	This Information Statement provides notice to our limited partners of certain actions to be taken by the written consent of Pope MGP, Inc., our managing general partner, on ● , 2005. We are providing this information to you under Rule 14c-1 under the Securities Exchange Act of 1934, as amended, and we will not be holding a meeting or soliciting proxies from limited partners. Although we would welcome your inquiries about the Consent Resolutions and the adoption of the New Plan, because MGP possesses sufficient equity interest and has the right under the Partnership Agreement, as amended, to cause the Partnership to adopt the New Plan, your vote is not required for approval of, and we are not soliciting your proxy in connection with, the Consent Resolutions. This Information Statement is being furnished for informational purposes only.

Q:	What actions will be taken in connection with the Consent Resolutions?

A:	In the Consent Resolutions, MGP will cause the Partnership to adopt the Pope Resources 2005 Unit Incentive Plan (described in greater detail below and included as Annex A) and to terminate the Pope Resources 1997 Unit Option Plan; provided that options outstanding under the 1997 Plan will remain outstanding until they are exercised or terminated in accordance with their terms.

Q:	What is the purpose of the 2005 Unit Incentive Plan?

A:	The 2005 Unit Incentive Plan is intended to promote the financial success and interests of the Partnership and increase value for our security holders by giving incentives to executives, directors, consultants and independent contractors of Pope Resources and those of our affiliated entities. Certain provisions of the 2005 Unit Incentive Plan are described under “Explanation of the New Plan” and the complete text of the 2005 Unit Incentive Plan is included in this Information Statement as Annex A.

Q:	Who is eligible to participate in the 2005 Unit Incentive Plan?

A:	Employees, directors, consultants and independent contractors of the Partnership and its related entities (by which we mean entities that control or are under common control with the Partnership) are eligible to participate in the New Plan.

Q:	How many units are subject to the New Plan?

A:	A total of limited partnership units will be reserved and made available for issuance under the 2005 Unit Incentive Plan. This amount is equal to the number of units available under the 1997 Plan, 1,500,000 units, less the total of (a) units previously issued upon the exercise of options under the 1997 Plan (101,226 as of June 24, 2005), plus (b) units issuable upon the exercise of options currently outstanding under the 1997 Plan. To the extent options previously issued under the 1997 Plan expire unexercised, the units subject to those options will be made available for issuance under the New Plan.

Q:	Did our board of directors approve the adoption of the New Plan and the termination of the 1997 Plan?

A:	These matters were approved by the board of directors of Pope MGP, Inc., our managing general partner, which also serves as the Partnership’s board of directors, by a unanimous affirmative vote of the independent members of our board of directors, as well as by the HR Committee of that board.

Q:	Do I have any appraisal rights?

A:	No. The General Corporation Law of the State of Delaware (the “DGCL”) does not provide for dissenters’ rights of appraisal in connection with the Consent Resolutions.

Q:	Will there be a meeting of limited partners?

A:	No. Because the Delaware Revised Limited Partnership Act and our Partnership Agreement, as amended, permit MGP to cause the adoption of the Consent Resolutions by written action without the vote or consent of our limited partners, we will not hold a meeting to submit these matters for approval.

Q:	What do I do?

A:	We are not soliciting your proxy and we are asking that you do not send a proxy to us. We are providing this Information Statement to you for informational purposes only, and we would ask that you carefully read this Information Statement and the New Plan attached as Annex A hereto. While we would invite your questions about any matters relating to the Consent Resolutions, we are not asking to take any action at this time.

Q:	Whom can I talk to if I have questions about this Information Statement?

A:	If you have questions regarding the Consent Resolutions or this Information Statement, or if you would like additional copies of this Information Statement or any document we refer to in this Information Statement, please contact Thomas M. Ringo, the Partnership’s Chief Financial Officer, at (360) 394-0520. Such documents will be provided to you free of charge.
EXPLANATION OF THE TERMS OF THE NEW PLAN
      The principal provisions of the New Plan are summarized below. This summary is qualified in its entirety by reference to the actual plan, a copy of which is attached as Annex A to this Information Statement. A copy of the 1997 Plan may be obtained upon written request to: Investor Relations Department, Pope Resources, 19245 Tenth Avenue NE, Poulsbo, Washington 98370.
      General. The purpose of the New Plan is to attract and retain the services of experienced and knowledgeable personnel and directors for the benefit of Pope Resources and its security holders and to provide additional incentive for those individuals to continue to work for the best interests of the Partnership and its security holders through continuing ownership of limited partnership units.
      Administration. The HR Committee of the Board of Directors of our managing general partner, Pope MGP, Inc., serves as the Partnership’s HR Committee, and in that capacity has authority to grant awards under, and is responsible for the general administration and interpretation of, the New Plan.
      Plan Benefits. Because benefits under the New Plan will depend on the HR Committee’s actions and the fair market value of our limited partnership units at various future dates, as well as upon the number of units currently reserved under the 1997 Plan that may be contributed to the New Plan in the future, it is not possible to determine the benefits that will be received by participants in the New Plan. In the fiscal year ended December 31, 2004, unit options for an aggregate of                      limited partnership units were granted to executive officers, and options for an aggregate of                      limited partnership units were granted to non-employee directors. The closing price of Pope Resources limited partnership units on *, 2005 was $          .
      Eligibility. Each person who is an employee or a director of the Partnership or any entity that directly or indirectly controls or is under common control with the Partnership, as well as any consultant, agent, advisor or independent contractor to the Partnership or any entity so related, is eligible to participate in the New Plan; provided that an award recipient must (a) be a natural person or an alter-ego entity, (b) render bona fide services that are not in connection with the offer and sale of the Partnership’s securities in a capital-raising transaction, and (c) render bona fide services that do not directly or indirectly promote or maintain a market for the Partnership’s securities.
      Units Subject to the New Plan. An aggregate of                      limited partnership units have been reserved for issuance under the New Plan, which represents the number of units authorized for issuance under the 1997 Plan, less the number of units previously issued and less the number of units issuable under options currently outstanding. Additionally, to the extent options under the 1997 Plan expire unexercised, the units issuable under those options will be deemed available under the New Plan, as will units that relate to expired or forfeited awards under the New Plan. The New Plan provides for the award of unit grants (which may or may not be restricted and subject to forfeiture), unit purchase options, and unit appreciation rights. The terms of each of these securities are discussed below, and in this Information Statement we refer collectively to these securities as “awards”.
      Unit Grants. A unit grant represents an award of units to a participant, who will immediately become the record and beneficial owner of the units covered by the award. The HR Committee is authorized to make unit grants in such numbers, and on such terms and conditions, as the HR Committee determines in its sole discretion. These terms and conditions will be set forth in the corresponding grant agreement, and these grants may, but are not required to, include the possibility of forfeiture if the participant’s relationship with the Partnership or its affiliated company is terminated before the award is fully vested. Notwithstanding any other provision of the New Plan, the HR Committee may, in its sole discretion, waive forfeiture restrictions and any other terms, conditions or limitations on any Unit Grant under such circumstances and subject to such terms and conditions as the HR Committee deems appropriate.
      In addition, the HR Committee may, in its complete discretion, require that units granted pursuant to a forfeiture restriction be held in escrow until the participant satisfies the applicable vesting schedule, and that such units be subject to restrictions on transfer and to forfeiture in the event the participant’s relationship with the Partnership terminates before the expiration (wholly or in part) of the vesting schedule applicable to the unit grant.
      Unit Options. A unit option conveys to the participant a right to purchase limited partnership units from the Partnership at a price established at the date of the grant. Each unit option is to be evidenced by an option agreement that describes the terms and conditions applicable to the option. In particular, the option agreement will specify the number of units that may be purchased, the expiration date for the option, the schedule (if any) under which the option will vest, the exercise price, and any other terms, conditions, restrictions, representations or warranties required by the HR Committee. The exercise price of options granted under the New Plan will be equal to the fair market value of the units as of the grant date. Unit options ordinarily will have a term of ten years from the grant date unless the HR Committee establishes a shorter or longer exercise period. Any unit option will vest and be exercisable on the schedule and subject to the terms and conditions that the HR Committee determines.
      In addition, the HR Committee may, in its complete discretion determine and provide in the relevant option agreement (or in an addendum to a previously issued option agreement) for the exercise of an option prior to its vesting, and in such cases the Partnership may require that such units be held in escrow until the participant satisfies the applicable vesting schedule, and that such units be subject to restrictions on transfer and to forfeiture in the event the participant’s relationship terminates before the expiration (wholly or in part) of the vesting schedule attendant to the option.
      The participant may exercise an option by delivering written notice to the Partnership of the number of units to be exercised, together with payment of the exercise price and any applicable taxes. A participant must pay the exercise price in full at the time of exercise. Payment of the exercise price may be in cash, by bank certified or cashier’s check or by personal check. The HR Committee may, at any time before exercise of an option, permit alternative forms of payment, including but not limited to installment payments and various cashless exercise arrangements.
      Unit Appreciation Rights. In addition to other awards available under the New Plan, the HR Committee may grant unit appreciation rights. Any grant of unit appreciation rights may, but need not be, associated with units subject to a specific option. If a unit appreciation right is associated with a specific option, then, unless otherwise provided in the applicable award agreement, the unit appreciation rights will terminate upon the exercise or earlier expiration, termination, forfeiture or cancellation of the relevant option. Similarly, if a grant of unit appreciation rights is associated with units subject to a specific option, then, unless otherwise provided in the applicable award agreement, the related option terminates upon the exercise of the unit appreciation right. Each grant of unit appreciation right will be evidenced by an agreement that specifies the term, which may not exceed ten years from the grant date. In addition, the measurement price for each unit appreciation right will be based upon the fair market value of our units as of the grant date. Ownership of a unit appreciation right does not convey any of the rights or attributes of a limited partner, but only the right (subject to certain conditions) to receive payment in connection with appreciation (if any) of the units over the applicable measurement period. The HR Committee also may, but is not required to, establish a vesting schedule for grants of unit appreciation rights.
      Upon the exercise of a unit appreciation right, the participant will receive a cash payment for each unit covered by the portion of the unit appreciation right being exercised, which payment is equal to the excess of the fair market value of a unit on the exercise date over the base value. Instead of cash, payment upon the exercise of a unit appreciation right may be in units, in an amount that has a fair market value equal to the cash otherwise required to be paid. The exercise of a unit appreciation right also may be subject to other terms and conditions as specified in the corresponding unit appreciation right agreement, which conditions may include minimum exercise amounts and the ability to elect a partial exercise. Once a unit appreciation right is exercised, and the appropriate payment is made to the holder, the unit appreciation right becomes null and void.
      Adjustments to Units Subject to the New Plan. If any change is made to the Partnership’s limited partnership units by reason of any split, equity distribution, recapitalization, combination of units, exchange of units or other change affecting the outstanding units as a class without the Partnership’s receipt of consideration, appropriate adjustments will be made to adjust proportionally the number of units subject to outstanding awards and available under the New Plan. Adjustments also may be made in the event of any distribution of assets to security holders other than a normal cash dividend. In determining adjustments to be made under these circumstances, the HR Committee may take into account such factors as it deems appropriate. Any such adjustments to outstanding awards will be effected in a manner that precludes the material enlargement of rights and benefits under such awards. In the event of a liquidation or dissolution of the Partnership, any unexercised awards will terminate immediately prior to the proposed action unless otherwise determined by the HR Committee. In the event of the sale of substantially all assets of the Partnership or a merger with or into another entity, each award will be assumed by, or an equivalent award shall be substituted by, the successor entity or a parent or subsidiary of the successor entity or, if not assumed, shall be fully vested.
Federal Income Tax Consequences Relating to the New Plan
      The U.S. federal income tax consequences to the Partnership and recipients of awards under the New Plan are complex and subject to change. The following discussion is only a summary of the general rules applicable to the New Plan. Recipients of awards under the New Plan should consult their own tax advisors since a taxpayer’s particular situation may be such that some variation of the rules described below will apply.
      As discussed above, several different types of instruments may be issued under the New Plan. The tax consequences related to the issuance of each is discussed separately below.
      Unit Grants. Grants of units will trigger taxable income to the recipients, unless the grant is subject to a vesting schedule or other substantial risk of forfeiture. The amount of taxable income is equal to the fair market value of the units, determined at the time of the grant. If a unit grant is subject to a vesting schedule or other substantial risk of forfeiture, then the tax consequences are delayed until the unit vests or the risk of forfeiture lapses, at which time the fair market value of the vested or unrestricted unit (determined at the time of vesting) constitutes taxable income to the recipient. In the event of a recipient who is an employee, the Partnership may have an obligation to withhold taxes. The HR Committee may take actions, such as the delay of releasing units from any escrow arrangement, to ensure that sufficient funds are available for the Partnership to satisfy its tax withholding obligations. The Partnership expressly reserves the right to deduct the applicable withholding tax amounts from other payments owed to the recipient.
      A recipient who receives a unit grant that is subject to a vesting schedule or other risk of forfeiture may affirmatively elect to be taxed on the fair market value of the granted units at the time of the grant, rather than waiting until the units vest or other applicable risks of forfeiture lapse. A recipient may elect this accelerated treatment by filing an election under Section 83(b) of the Internal Revenue Code of 1986. The election must be made within thirty (30) days of the grant of the units. The recipient may make the election under Section 83(b) by filing a statement with his or her tax return, as well as a copy of the statement with the Internal Revenue Office where he or she files his or her tax return. It is this later filing that must be completed within thirty (30) days. In addition, the recipient must submit a copy of the election and statement to the Partnership.
      At the time a recipient recognizes income in connection with unit grants, the Partnership is entitled to claim a tax deduction equal to a like amount.
      Unit Options. The grant of a unit option does not cause the optionee to realize taxable income. Instead, the optionee will recognize taxable income at the time he or she exercises the option. The amount of the taxable income is equal to the fair market value of the units (measured as of the time of exercise), minus any exercise price paid by the optionee. Correspondingly, the Partnership has a withholding tax obligation with respect to the option-related taxable income realized by the optionee. The HR Committee may take steps, such as delaying the delivery of the units to the optionee, to guarantee that sufficient funds are available for the Partnership to satisfy its withholding tax obligations.
      Unit Appreciation Rights. The grant of a unit appreciation right does not trigger taxable income to the recipient. Instead, the recipient will have taxable income upon the exercise of the unit appreciation right, with the amount of the taxable income equal to the fair market value of the units designated by the appreciation right, less the initial fair market value of the underlying units assigned as of the grant date. For recipients of unit appreciation rights who are employees of the Partnership, the Partnership will have withholding tax obligations. The HR Committee may make arrangements, such as the delay of payment, to ensure that sufficient funds are available to satisfy the Partnership’s withholding tax responsibilities.
      At the time of exercise of a unit appreciation right, the Partnership may claim a tax deduction, in an amount equal to the taxable compensation recognized by the holder of the unit appreciation right.
      At the time of exercise, the Partnership is also entitled to a tax deduction, equal to the amount of income recognized by the optionee upon exercise of the unit option.
      This Information Statement is being furnished to our limited partners pursuant to the requirements of Rule 14c-2 of the Securities Exchange Act of 1934, as amended. This Information Statement is first being mailed on        ●       , 2005 to our limited partners of record as of        ●       , 2005. All limited partners of record are entitled to notice of the Consent Resolutions. We are not soliciting proxies in connection with the Consent Resolutions, and we ask that you do not send a proxy to us. This Information Statement is being furnished to our limited partners for informational purposes only.
      We will bear all of the costs of the preparation and dissemination of this Information Statement.
      Our principal executive offices are located at 19245 Tenth Avenue NE, Poulsbo, Washington 98370, and our telephone number is (360) 697-6626.
Record Date
      The close of business on        ●       , 2005 is the record date for the determination of limited partners entitled to notice of the Consent Resolutions.
Outstanding Units
      The authorized equity of the Partnership consists of limited partnership units, of which                      were outstanding at *, 2005. As of that same date, options to purchase up to                      limited partnership units were outstanding under the 1997 Plan, of which options to purchase                      units were vested.
APPROVAL OF CONSENT RESOLUTIONS
Approval by General Partner; Notice to Limited Partners
      Only holders of record of our equity securities as of the close of business on        ●       (the “Record Date”) are entitled to notice of the actions to be taken in connection with the Consent Resolutions. This Information Statement is provided for informational purposes only, and we are not soliciting a proxy from you. We ask that you do not give us a proxy, and there will be no meeting held in connection with the Consent Resolutions. We would, however, welcome your questions and comments about the New Plan and the other matters described herein; please direct your questions and comments to Pope Resources, A Delaware Limited Partnership, Attention: Thomas M. Ringo, 19245 Tenth Avenue NE, Poulsbo, Washington 98370, or by calling Mr. Ringo at (360) 697-6626.
Required Votes
      Each limited partnership unit is entitled to one vote on each matter set forth in the Consent Resolutions. However, because the Delaware Revised Limited Partnership Act and our Partnership Agreement permit our managing general partner to take the actions described in this Information Statement without the need to obtain a vote of the limited partners, we are not holding a meeting in connection with this proposal, nor are we soliciting proxies for the approval of such matters by our limited partners. Because our managing general partner has indicated that it intends to approve the Consent Resolutions, the adoption of the New Plan and the termination of the 1997 Plan are assured.
No Dissenters’ Rights
      Under Delaware law, limited partners are not entitled to dissenters’ rights with respect to any of the Consent Resolutions.
APPROVAL OF THE 2005 UNIT INCENTIVE PLAN
      The creation of the 2005 Unit Incentive Plan was approved by the Human Resources Committee of the Board of Directors of our managing general partner, Pope MGP, Inc., which functions as our board of directors and whose committees function as committees of the Partnership’s board of directors. This committee consists of three independent directors as described in greater detail below under “Directors and Executive Officers of the Registrant — Board of Directors of Managing General Partner — Human Resources Committee.” The approval of our managing general partner is expected to occur on or about *, 2005.
      We believe that adoption of the New Plan will promote the financial success and interests of the Partnership and increase our value to security holders by giving incentives to directors, employees, consultants and independent contractors of the Partnership and its related entities. A copy of the New Plan is included as Annex A to this Information Statement.

DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT
General Partner
      The Partnership has no directors. Instead, the Board of Directors of its managing general partner, Pope MGP, Inc. (“MGP”), serves in that capacity, and the committees of MGP’s board of directors function in that same capacity on behalf of the Partnership. MGP’s address is the same as the address of the principal offices of the Partnership. MGP receives $150,000 per year for acting as managing general partner of the Partnership.
      The following table identifies the officers and directors of MGP as of February 11, 2005. Officers of MGP hold identical offices with the Partnership.

Name	Age	Position and Background

David L. Nunes(2)	43	President, Chief Executive Officer and Director, from January 2002 to present. President and Chief Operating Officer from September 2000 to January 2002. Senior Vice President Acquisitions & Portfolio Development from November 1998 to August 2000. Vice President Portfolio Development from December 1997 to October 1998. Director of Portfolio Development of Pope MGP, Inc. and the Partnership from April 1997 to December 1997. Strategic Planning Director of Weyerhaeuser Company from June 1988 to April 1997.
Thomas M. Ringo	51	Vice President and Chief Financial Officer from December 2000 to present. Senior Vice President Finance and Client Relations from June 1996 to December 2000. Vice President Finance from November 1991 to June 1996. Treasurer of Pope MGP, Inc. and the Partnership from March 1989 through October 1991. Tax Manager of Westin Hotel Company, 1985 to March 1989. Tax Consultant for Price Waterhouse, 1981 to 1985.
Douglas E. Norberg(1)(3)(4)(5)	64	Director. Vice Chairman, Wright Runstad & Company, since 2000; President, Wright Runstad & Company, 1975 until 2000. Wright Runstad & Company is in the business of real estate investing, development, and management.
Peter T. Pope(1)(4)	70	Director. Director, Pope & Talbot, Inc. 1971 to present; Chairman of the Board and CEO of Pope & Talbot, Inc., 1971 to 1999. Mr. Pope retired as CEO of Pope & Talbot, Inc. in 1999. Mr. Pope is also a director and President of Pope EGP, Inc.

Name	Age	Position and Background

J. Thurston Roach(1)(3)(4)(5)	63	Director. Private investor; Director, Deltic Timber Corporation, December 2000 to present; Director The Liberty Corporation May 1994 to Present; President and CEO HaloSource Corporation, October 2000 to November 2001; Director HaloSource Corporation, October 2000 to February 2002; Senior Vice President and CFO, Owens Corning, January 1999 to April 2000; Senior Vice President and President of Owens Corning’s North American Building Materials Systems Business, February 1998 to December 1998; Vice Chairman, Simpson Investment Company, July 1997 to February 1998; President, Simpson Timber Company, January 1996 to June 1997; Senior Vice President and Chief Financial Officer and Secretary, Simpson Investment Company, August 1984 to December 1995.
Marco F. Vitulli(2)(3)(4)	70	Director. President, Vitulli Ventures Ltd., 1980 to present. Vitulli Ventures Ltd. is in the business of real estate investments.

(1)	Class A Director

(2)	Class B Director

(3)	Member of the Audit Committee

(4)	Member of the Human Resources Committee

(5)	Designated financial expert for the Board of Directors Audit Committee
     Board of Directors of the Managing General Partner
      Board Composition. The managing general partner’s Articles of Incorporation provide that directors are divided into two classes, each class serving a period of two years. The managing general partner’s shareholders elect approximately one-half of the members of the Board of Directors annually. The terms of the Class A directors expire on December 31, 2006, and the terms of the Class B directors expire on December 31, 2005. The directors’ election to the MGP’s Board of Directors is subject to a voting agreement between MGP’s two security holders, Mr. Peter T. Pope and Ms. Emily T. Andrews. Mr. Pope serves as his own appointee, and J. Thurston Roach serves as Ms. Andrews’ appointee to MGP’s Board of Directors. MGP’s Board of Directors met 6 times in 2004 with 5 of those meetings in person and 1 telephonic, to discuss Partnership matters.
      The composition of MGP’s Board of Directors is established by the Partnership Agreement as permitted by NASD Rules 4360(c) and 4350(c)(4). Accordingly, MGP has no need for a separate nominating committee, and board nominations are not made or approved by a separate nominating committee or by a majority of directors who are independent as defined in NASD Rule 4200(a). Furthermore, because the Board’s composition is determined by the Partnership Agreement, the Partnership does not have a policy regarding the consideration of director candidates recommended by security holders, nor are there any specific minimum qualifications for director candidates.
      Audit Committee. The Audit Committee of the MGP’s Board of Directors is comprised of three outside directors who comply with the Securities Exchange Act and the Nasdaq’s qualification requirements for Audit Committee members. The audit committee met to discuss the Partnership four times during 2004. The Audit Committee currently has two financial experts: Douglas E. Norberg and J. Thurston Roach.
      Human Resources Committee. The Human Resources Committee is responsible for:

•	establishing compensation programs for executive officers and senior management of the Partnership designed to attract, motivate, and retain key executives responsible for the success of the Partnership as a whole;

•	administering and maintaining such programs in a manner that will benefit the long-term interests of the Partnership and its unit holders; and

•	determining the salary, bonus, unit option and other compensation of the Partnership’s executive officers and senior management.
      The Human Resources Committee met once during 2004. See report of the Human Resources Committee on executive compensation below.

Beneficial Ownership and Section 16(a) Reporting Compliance
      The Partnership is a reporting company pursuant to Section 12 of the Securities Exchange Act of 1934 (“Exchange Act”). Under Section 16(a) of the Exchange Act, and the rules promulgated hereunder, directors, officers, greater than 10% security holders, and certain other key personnel (the “Reporting Persons”) are required to report their ownership and any change in ownership of Partnership units to the Securities and Exchange Commission. The Partnership believes that the Reporting Persons have complied with all Section 16(a) filing requirements applicable to them. In making the foregoing statement, the Partnership has relied solely upon oral or written representations of the Reporting Persons, and copies of the reports that the Reporting Persons have filed with the SEC.
EXECUTIVE COMPENSATION
      The following table sets forth certain information concerning the cash compensation paid to each of the five most highly compensated executives of the Partnership (the “Named Executives”) in fiscal year 2004, 2003 and 2002. The titles used in this item correspond to these persons’ titles during 2004.
Summary Compensation Table

						Long-term
	Annual Compensation					Compensation

				Other Annual	All Other	LTIP
		Salary	Bonus	Compensation	Compensation	Payments
Name and Principal Position	Year	($)	($)(1)	($)	($)(2)	($)(3)

David L. Nunes	2004	255,337	205,500		6,127	2,608
President and CEO	2003	234,792	169,127		6,000	5,961
	2002	223,075	155,250		5,500	15,111
Thomas M Ringo	2004	166,875	104,250		7,750	1,630
V.P. and CFO	2003	153,125	103,289		7,000	4,471
	2002	148,174	78,720		5,500	15,111
Jonathan P. Rose	2004	123,257	66,440		4,740	—
Director Real Estate	2003	120,327	48,152		6,000	—
	2002	115,774	44,203		5,205	—
John T. Shea	2004	125,484	57,279		6,500	1,956
Director Business	2003	122,500	101,522		6,000	4,471
Development	2002	97,521	37,500		4,315	15,111

(1)	Amounts represent bonuses or commissions earned in the year shown but paid after year-end.

(2)	Amounts represent contributions to the Partnerships 401(k) plan.

(3)	The LTIP payments are made from Pope MGP’s share of the IPMB. Amounts shown above are earned in the year specified and paid in the subsequent year. See “Long-Term Incentive Plans — Awards in Last Fiscal Year.”

Compensation Pursuant To Unit Options
      During 2004 there were no unit options issued to Named Executive.
Aggregated Option Exercises
      The following table provides information on option exercises in fiscal 2004 by the named executive officers and the value of exercisable and unexercisable unit options at December 31, 2004.

			Number of		Value of
			Securities Underlying		Unexercised In-the-
			Unexercised Options		Money Options
	Units		at Year-end (#)		at Year-end ($)
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

David L. Nunes	—	—	37,250	29,500	257,000	345,000
President and CEO
Thomas M. Ringo	1,500	7,620	26,000	15,375	123,000	174,000
V.P. and CFO
Jonathan P. Rose	—	—	9,175	17,825	68,000	168,000
Director Real Estate
John T. Shea	2,400	13,200	3,900	7,700	34,000	91,000
Director Business Development
Long-Term Incentive Plans — Awards in Last Fiscal Year
      During 2005 the following awards were made from the Long-Term Incentive Plan based upon 2004 operating results for the IPMB:

	Award
Name and Principal Position	($)(1)	Performance Period

David L. Nunes President and CEO	2,608	1/1/2004 to 12/31/2004
Thomas M. Ringo V.P. and CFO	1,630	1/1/2004 to 12/31/2004
John T. Shea Director Business Development	1,956	1/1/2004 to 12/31/2004

(1)	Awards from the LTIP are made based upon performance of the Investor Portfolio Management Business (IPMB) during 2004 and are contingent upon the officer’s employment with the Partnership on the last day of the award year. LTIP payments are made from Pope MGP’s share of the IPMB.
Compensation of General Partner’s Directors
      Compensation of the outside directors of Pope MGP, Inc. consists of a monthly retainer of $1,500 plus a $1,000 per day fee for each board meeting attended and $500 for participation in a board meeting via telephone. The Chairman of the Audit Committee receives an additional annual retainer amount of $3,000 that is paid in a monthly pro rata fashion. The Chairmen of the Audit and Human Resources Committees receive an additional $500 per committee meeting fee. Outside directors have the option of receiving their $1,500 monthly board retainer in unit options. The number of options granted is based upon the fair value of the options on the date of grant. All option grants so made to outside directors in 2004 were made pursuant to the Partnership’s 1997 Unit Option Plan for their service as directors of Pope MGP, Inc.
      For the year ended December 31, 2004, two outside directors each received 3,726 options with exercise prices ranging from $15.35 to $23.56. As of December 2004, two outside directors were receiving their retainers in cash.
      For the year ended December 31, 2003, two outside directors each received 8,115 and one received 2,125 options with strike prices ranging from $9.50 to $14.30. As of December 2003, two outside directors were receiving their retainers in cash. One director received a 6,000-option grant with an exercise price of $10.00 vesting over five years.
1997 Unit Option Plan
      The 1997 Plan authorizes the granting of nonqualified unit options to employees, officers, and directors of the Partnership. A total of 1,500,000 units have been reserved for issuance under the plan. Unit options are granted at prices not less than the fair value of the limited partnership units on the date of the grant, and currently range from $9.30 to $27.88 per unit. The options generally become exercisable annually over a four-year period and have a maximum term of ten years. Unit options issued and outstanding at December 31, 2004 and 2003 were 363,691 and 354,740, respectively, and unit options vested at December 31, 2004 and 2003 were 233,441 and 199,965, respectively. During 2004 20,500 options were exercised and options totaling 29,126 units have been exercised since the Plan was authorized. The units issued under the Unit Option Plan have been registered on a Form S-8 registration statement.
      The Partnership accounts for unit-based compensation in accordance with APB Opinion No. 25, Accounting for Stock Issued to Employees. Accordingly, compensation cost for unit options is measured as the excess, if any, of the fair value of the Partnership’s units at the date of grant over the amount an employee must pay to acquire the unit.
Employee Benefit Plans
      As of December 31, 2004 all employees of the Partnership and its subsidiaries are eligible to receive benefits under a defined contribution plan. During 2004 and 2003 the Partnership matched 50% of the employees’ contribution up to 8% of compensation. Partnership contributions to the plan amounted to $90,000, $82,000, and $57,000, for each of the years ended December 31, 2004, 2003, and 2002, respectively. Employees become fully vested over a six-year period in the Partnership’s contribution.
Employment Contracts
      Thomas M. Ringo Employment Agreement. Effective January 1, 2003 the Partnership entered into a three-year employment agreement with Mr. Ringo under which he has served as the Partnership’s Vice President and Chief Financial Officer. Under that agreement, Mr. Ringo received an annual salary in 2004 of $166,875, an annual target bonus of 35% of annual salary, and participation in the IPMB Incentive Plan.
      John T. Shea Employment Agreement. Effective January 1, 2003 the Partnership entered into a three-year employment agreement with Mr. Shea under which he has served as the Partnership’s Director of Business Development. Under that agreement, Mr. Shea received an annual salary in 2004 of $125,484, an annual target bonus of 25% of annual salary, and participation in the IPMB Incentive Plan.
      Supplemental Retirement Plan. The Partnership has a supplemental retirement plan for George H. Folquet, a retired key employee. The plan provides for a retirement income of 70% of his base salary at retirement after taking into account both 401(k) and Social Security benefits and makes an annual fixed-amount payment of $25,013. The Partnership accrued $80,000 and $109,000 in 2004 and 2002, respectively, for this benefit based on an approximation of the cost of purchasing a life annuity paying the aforementioned benefit amount. The balance of the liability as of December 31, 2004 and 2003 was $230,000 and $150,000, respectively.
Report of the Human Resources Committee on Executive Compensation
      The Human Resources Committee of MGP’s Board of Directors (the “HR Committee”) has furnished the following report on the Partnership’s executive compensation for fiscal year 2004. The HR Committee’s report is intended to describe in general terms the process the HR Committee undertakes and the matters it considers in determining the appropriate compensation for the Partnership’s executive officers, Mr. Nunes and Mr. Ringo.
Responsibilities and Composition of the Committee
      The HR Committee is responsible for (1) establishing compensation programs for executive officers of the Partnership designed to attract, motivate, and retain key executives responsible for the success of the Partnership as a whole; (2) administering and maintaining such programs in a manner that will benefit the long-term interests of the Partnership and its unit holders; and (3) determining the salary, bonus, unit option, and other compensation of the Partnership’s executive officers.
      The HR Committee is currently composed of Douglas E. Norberg, Peter T. Pope, J. Thurston Roach, and Marco F. Vitulli. Mr. Pope serves as HR Committee Chair. None of the members are officers or employees of the Partnership or MGP.
Compensation Philosophy
      The Partnership’s strategic plan is to focus on growing its fee timber and timberland management businesses. The Partnership’s growth strategy consists of the following elements:

•	Add to owned timberland asset base;

•	Build third-party service business by providing cost-effective timberland management and forestry consulting services;

•	Launch a series of timberland investment funds that will indirectly add to the Partnership’s owned timberland asset base and will also provide timberland management opportunities;

•	Focus real estate activities on where we can add the most value; and

•	Support operations with appropriate, efficient levels of overhead.
      The achievement of these goals is intended to create long-term value for the Partnership’s security holders.
      The HR Committee believes that compensation of the Partnership’s Chief Executive Officer, other executive officers and key personnel should be based to a substantial extent on achievement of the goals and strategies that the Partnership has established and enunciated.
      When establishing salaries, bonus levels, and unit option awards for executive officers, the HR Committee considers (1) the Partnership’s performance during the past year and recent quarters in meeting its financial and other performance goals; (2) the individual’s performance during the past year and recent quarters; and (3) the salaries of executive officers in similar positions with companies of comparable size, maturity and pursuing similar objectives, and other companies within the timber industry. With respect to executive officers other than the Chief Executive Officer, the Committee takes into consideration the recommendations of the Chief Executive Officer. The method for determining compensation varies from case to case based on a discretionary and subjective determination of what is appropriate at the time.
Compensation Programs and Practices
      The Partnership’s compensation program for executives consists of four key elements: base salary; a performance-based annual bonus; periodic grants of unit options; and IPMB award payments (referred to above as long-term incentive plan). The HR Committee believes that this four-part approach best serves the interests of the Partnership and its security holders. It enables the Partnership to meet the requirements of the highly competitive environment in which it operates, while ensuring that executive officers are compensated in a way that advances both the short- and long-term interests of security holders. The variable, annual bonus permits individual performance to be recognized and is based, in significant part, on an evaluation of the contribution made by the executive to the Partnership’s overall performance. Unit options relate a significant portion of long-term remuneration directly to unit price appreciation. This type of compensation is intended to align the interests of option holders and of the

Partnership’s security holders, and further serve to promote an executive’s continued service to the organization. IPMB awards encourage business growth in the Partnership’s third-party timberland management and forestry consulting businesses.
      Base Salary. Base salaries for the Partnership’s executive officers are developed and approved by the HR Committee with periodic consultation provided by Towers Perrin, a nationally recognized compensation-consulting firm. Base salary amounts for executive officers take into account such factors as competitive industry salaries, an executive’s scope of responsibilities, and individual performance and contribution to the organization. The HR Committee obtains executive compensation data through Towers Perrin who has developed salary surveys that reflect a peer group of other timber companies, including companies of different sizes. This data is integral to the HR Committee’s deliberations and conclusions regarding appropriate levels of executive compensation. To the extent it deems appropriate, the HR Committee also considers general economic conditions within the area and within the industry. It is the HR Committee and not management that consults with and engages Towers Perrin.
      Annual Bonus. Executive officers have an annual incentive (bonus) opportunity with awards based on the overall performance of the Partnership and on specific individual performance targets. The performance targets may be based on one or more of the following criteria: successfully pursuing the Partnership’s growth strategies, maintaining sound asset quality, improving productivity, and increasing earnings and return on equity.
      The size of the bonus pool is based upon an assessment of the Partnership’s performance as compared to both budgeted and prior fiscal year performance and the extent to which the Partnership achieved its overall goals. Once the bonus pool is determined, the Chief Executive Officer makes individual bonus recommendations to the HR Committee, within the limits of the pool, for eligible employees based upon an evaluation of their individual performance and contribution to the Partnership’s overall performance.
      Unit Options. The HR Committee follows a compensation philosophy that includes unit options as a long-term incentive program for management. The Partnership’s use of unit-based compensation focuses on the following guiding principles: unit-based compensation has been and will continue to be an important element of employee pay; the grant of unit options will be based on performance measures within the employee’s control; owning units is an important ingredient in forming the partnership between employees and the organization; and ownership of significant amounts of the Partnership’s units by executives and senior officers of the Partnership will facilitate aligning management’s goals with the goals of unitholders. The HR Committee anticipates that it will continue to emphasize unit-based compensation in the future but is considering substituting a restricted unit plan for the Partnership’s Unit Option Plan.
      IPMB Award. The IPMB awards are paid from Pope MGP’s share of earnings from the IPMB. Awards are paid in a lump sum following the year in which the award was earned.
Chief Executive Officer Compensation
      Mr. Nunes has been serving as Chief Executive Officer and President since January 2002. In evaluating the compensation of Mr. Nunes for services rendered in 2004, the HR Committee considered both quantitative and qualitative factors.
      In looking at quantitative factors, the HR Committee reviewed the Partnership’s 2004 financial results and compared them with the Partnership’s 2004 budget and with actual financial results for 2003. Specifically, the HR Committee considered the following:

•	Progress towards goal of increasing the timber portfolio at reasonable prices

•	Progress towards subscribing ORM Timber Fund I, LP

•	Successfully signing up a new 522,000 acre timberland management client

•	Value added to the Partnership’s portfolio of real estate assets.

      In addition to these quantitative accomplishments, the HR Committee also considered certain qualitative accomplishments by Mr. Nunes in 2004. Specifically, the HR Committee considered the following:

•	Assessment and implementation of plan for high-yield forestry applications on owned timberlands

•	Sustainable Forestry Initiative (SFI) certification

•	Retention and motivation of quality employees.
Policy With Respect to $1 Million Deduction Limit
      It is not anticipated that the limitations on deductibility, under Internal Revenue Code Section 162(m), of compensation to any one executive that exceeds $1,000,000 in a single year will apply to the Partnership or its subsidiaries in the foreseeable future. In the event that such limitations would apply, the HR Committee will analyze the circumstances presented and act in a manner that, in its judgment, is in the best interests of the Partnership. This may or may not involve actions to preserve deductibility.
Conclusion
      The HR Committee believes that for 2004 the compensation terms for Mr. Nunes, as well as for the other executive officers, were clearly related to the realization of the goals and strategies established by the Partnership. Further, based on our consideration of all factors, bonuses were paid in February 2005 based on 2004 performance.

Douglas E. Norberg
Peter T. Pope
J. Thurston Roach
Marco F. Vitulli

UNIT PERFORMANCE GRAPH
Total Return
Stock Price Plus Reinvested Dividends
      The following graph shows a five-year comparison of cumulative total unitholder returns for the Partnership, the Standard and Poor’s Forest Products Index, and the Wilshire 4500 for the five years ended December 31, 2004. The total unitholder return assumes $100 invested at the beginning of the period in the Partnership’s units, the Standard and Poor’s Forest Products Index, and the Wilshire 4500. The graph assumes distributions are reinvested.
Total Shareholder Return for the previous 1 year:

	12/31/2000		12/31/2001		12/31/2002		12/31/2003		12/31/2004

Pope Resources	(14.	60)%	(39.	80)%	(30.	81)%	55.	63%	65.	29%

Standard and Poor’s Small Cap Index	11.	79%	6.	54%	(14.	63)%	38.	77%	22.	64%

Standard and Poor’s 500 Index	(9.	10)%	(11.	88)%	(22.	09)%	28.	67%	6.	18%

Standard and Poor’s Forest Product Index	(16.	75)%	0.	82%	(14.	44)%	37.	83%	9.	42%

Wilshire 5000	(10.	89)%	(10.	97)%	(20.	86)%	31.	64%	12.	48%

Wilshire 4500	(15.	77)%	(9.	33)%	(17.	80)%	43.	84%	18.	10%

Indexed Total Return: Stock Price Plus Reinvested Dividends

	12/31/1999	12/31/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004

Pope Resources	$100.00	$85.40	$51.41	$35.57	$55.36	$91.51

Standard and Poor’s Small Cap Index	$100.00	$111.79	$119.10	$101.68	$141.10	$173.04

Standard and Poor’s 500 Index	$100.00	$90.90	$80.10	$62.41	$80.30	$89.03

Standard and Poor’s Forest Products Index	$100.00	$83.25	$83.93	$71.80	$98.97	$108.29

Wilshire 5000	$100.00	$89.11	$79.33	$62.79	$82.65	$92.97

Wilshire 4500	$100.00	$84.23	$76.37	$62.78	$90.30	$106.64

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Principal Unit Holders
      As of February 22, 2005, the following persons were known or believed by the Partnership to be the beneficial owners of more than 5% of the outstanding limited partnership units:

	Number of		Percent
Name and Address of Beneficial Owner	Units(1)		of Class

Private Capital Management, Inc.	1,417,195	(2)	30.9
8889 Pelican Bay Blvd Suite 500 Naples, FL 34108
Emily T. Andrews	557,100	(3)	12.2
600 Montgomery Street 35th Floor San Francisco, CA 94111
Peter T. Pope	335,892	(4)	7.3
1500 S.W. 1st Avenue Portland, OR 97201

(1)	Each beneficial owner has sole voting and investment power unless otherwise indicated. Includes unit options exercisable within 60 days.

(2)	Private Capital Management, Inc. is an investment adviser shown registered under the Investment Advisers Act of 1940. Units are held in various accounts managed by Private Capital Management, Inc. which shares dispositive powers as to those units.

(3)	Includes 1,090 units owned by her husband, Adolphus Andrews, Jr. as to which she disclaims beneficial ownership. Also includes a total of 60,000 units held by Pope MGP, Inc. and Pope EGP, Inc., as to which she shares voting and investment power.

(4)	Includes (a) 44,600 units held in trust for his children, and (b) 60,000 units held by Pope MGP, Inc. and Pope EGP, Inc., as to which he shares investment and voting power (c) currently exercisable options to purchase 30,367 units and (d) 910 units owned by spouse.
Management
      As of February 22, 2005, the beneficial ownership of the Partnership units of (1) MGPs of the Partnership, (2) the directors of the Partnership’s general partners, (3) the named executives, and (4) the Partnership’s general partners, directors and officers as a group, was as follows. **

		Number of		Percent
Name	Position and Offices	Units(1)		of Class

David L. Nunes	Chief Executive Officer and President Pope MGP, Inc. and the Partnership; Director, Pope MGP, Inc.	60,753	(2)	1.3
Thomas M. Ringo	Vice President and CFO, Pope MGP, Inc. and the Partnership	32,855	(2)	*
Peter T. Pope	Director, Pope MGP, Inc. and Pope EGP, Inc.; President, Pope EGP, Inc.	335,892	(3)	7.3
J. Thurston Roach	Director, Pope MGP, Inc.	2,400	(4)	*
Pope EGP, Inc.	Equity General Partner of the Partnership	54,000		1.2
Pope MGP, Inc.	Managing General Partner of the Partnership	6,000		*
Douglas E. Norberg	Director, Pope MGP, Inc.	58,394	(5)	1.3
Marco F. Vitulli	Director, Pope MGP, Inc.	21,989	(6)	*
All general partners, directors and officers of general partners, and officers of the Partnership as a group (6 individuals and 2 entities)		512,283	(7)	11.2

*	Less than 1%

**	The address of each of these parties is c/o Pope Resources, 19245 Tenth Avenue NE, Poulsbo, WA 98370.

(1)	Each beneficial owner has sole voting and investment power unless otherwise indicated. Includes unit options that are exercisable within 60 days.

(2)	David L. Nunes data include owned units of 21,003 and options to purchase 39,750 units that are exercisable within 60 days. Thomas M. Ringo data includes owned units of 4,980 and options to purchase 27,875 units that are exercisable within 60 days.

(3)	Includes (a) 44,600 units held in trust for his children, (b) 60,000 units held by Pope MGP, Inc. and Pope EGP, Inc., as to which he shares investment and voting power, (c) currently exercisable options to purchase 30,367 units, and (d) 910 units owned by his spouse.

(4)	Includes currently exercisable options to purchase 2,400 units issued to Mr. Roach.

(5)	Includes currently exercisable options to purchase 47,794 units issued to Mr. Norberg.

(6)	Includes currently exercisable options to purchase 20,039 units issued to Mr. Vitulli.

(7)	For this computation, the 60,000 units held by Pope MGP, Inc. and Pope EGP, Inc. are excluded from units beneficially owned by Mr. Pope. Mr. Pope and Emily T. Andrews own all of the outstanding stock of Pope MGP, Inc. and Pope EGP, Inc. Includes currently exercisable options to purchase 168,225 units.
Equity Compensation Plan Information
      The following table presents certain information with respect to the Partnership’s equity compensation plans and awards thereunder on December 31, 2004.

Number of Securities
Remaining Available for
	Number of Securities to be	Weighted-average Exercise	Future Issuance Under Equity
	Issued Upon Exercise of	Price of Outstanding	Compensation Plans
	Outstanding Options,	Options, Warrants and	(Excluding Securities
	Warrants and Rights	Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	—	—	—
Equity compensation plans not approved by security holders	363,691	$16.71	1,107,183

Total	363,691	$16.71	1,107,183

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      The Partnership Agreement provides that it is a complete defense to any challenge to an agreement or transaction between the Partnership and a general partner, or related person, due to a conflict of interest if, after full disclosure of the material facts as to the agreement or transaction and the interest of MGP or related person, (1) the transaction is authorized, approved or ratified by a majority of the disinterested directors of MGP, or (2) the transaction is authorized by partners of record holding more than 50% of the units held by all partners.
      General Partner Fee. Pope MGP, Inc. receives an annual fee of $150,000, and reimbursement of administrative costs for its services as managing general partner of the Partnership, as stipulated in the Partnership Agreement.
      Minority Interest Payments. The minority interest represents Pope MGP, Inc.’s interest in the IPMB. Net income from the IPMB is paid 80% to ORM, Inc. and 20% to Pope MGP, Inc. until net income from the IPMB reaches $7.0 million in a fiscal year, at which time income will be allocated evenly between ORM, Inc. and Pope MGP, Inc.

      P&T Lease Payments. Mr. Peter T. Pope, a director of Pope MGP, Inc., is also a director of P&T. P&T leased an art collection from the Partnership through October 2003. Revenue received from the art lease was $15,000 annually for the year ended December 31, 2002. Lease payments received in 2003 were $12,239. The lease ended in October 2003 when the art collection was sold to Mr. Pope.
      Art Collection Sale. In October 2003 the art collection that has been historically leased to P&T was sold to Mr. Pope for $315,000. The price was based upon an independent appraisal.
DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS
      Only one copy of this Information Statement is being delivered to our multiple limited partners who share an address unless we or one of our mailing agents has received contrary instructions from one or more of the limited partners sharing an address. Upon the written or oral request of a limited partner at a shared address to which a single copy of the Information Statement was delivered, we shall promptly deliver a separate copy of this Information Statement to such limited partner(s). Limited partners may notify us that the limited partner wishes to receive a separate copy of this Information Statement by writing to Pope Resources, A Delaware Limited Partnership, Attention: Investor Relations, 19245 Tenth Avenue NE, Poulsbo, Washington 98370 or by calling Pope Resources Investor Relations at (360) 697-6626. In addition, if any limited partner wishes to receive separate copies of our annual reports or information or proxy statements in the future, such limited partner may notify us by writing to the foregoing address or calling the foregoing telephone number. Limited partners sharing an address may also request delivery of a single copy of our annual reports or information or proxy statements if they are receiving multiple copies of the annual reports or information or proxy statements by writing to the foregoing address or calling the foregoing telephone number.
WHERE YOU CAN FIND MORE INFORMATION
      We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read or copy any document we file at the public reference room maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this information may also be obtained by mail from the SEC’s Public Reference Branch at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, our filings with the SEC are also available to the public on the SEC’s internet web site at http://www.sec.gov. We also make our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, amendments to those reports filed or furnished with the SEC, and Section 16 filings available on our website at http://www.orminc.com as soon as practicable after we have electronically filed such material with, or furnished it to, the SEC.
      Our limited partnership units trade on the Nasdaq National Market under the symbol “POPEZ”.
WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS ABOUT THIS INFORMATION STATEMENT OR THE OTHER TRANSACTIONS THAT ARE DISCUSSED IN THIS INFORMATION STATEMENT OTHER THAN THOSE CONTAINED HEREIN. IF YOU ARE GIVEN ANY INFORMATION OR REPRESENTATIONS ABOUT THESE MATTERS THAT IS NOT DISCUSSED IN THIS INFORMATION STATEMENT, YOU MUST NOT RELY ON THAT INFORMATION. THE DELIVERY OF THIS INFORMATION STATEMENT DOES NOT, UNDER ANY CIRCUMSTANCES, MEAN THAT THERE HAS NOT BEEN A CHANGE IN OUR AFFAIRS SINCE THE DATE HEREOF. IT ALSO DOES NOT MEAN THAT THE INFORMATION IN THIS INFORMATION STATEMENT IS CORRECT AFTER THIS DATE.

ANNEX A
POPE RESOURCES 2005 UNIT INCENTIVE PLAN

A-1